Exhibit 99.1

Web.com Reports Record Third Quarter 2011 Financial Results

Company reports operating results exceeding high end of guidance

JACKSONVILLE, FL – November 3, 2011 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the third quarter ended September 30, 2011.

“We are pleased with the company’s third quarter financial results, which are highlighted by a record revenue performance and continued non-GAAP operating margin expansion to the best-in-class level of 20+%,” said David Brown, Chairman and CEO of Web.com.  “Web.com has executed at a high level since acquiring Register.com, resulting in restored revenue growth, ARPU expansion and significant cost synergies.  The company’s increasingly strong financial performance is evidence that Web.com’s acquisition strategy is paying off, and it is a significant achievement considering the challenging economic environment.”

“As we look ahead, we are extremely excited about Web.com’s future following our transformative acquisition of Network Solutions.  Our combined company has nearly 3 million customers, an annualized pro-forma non-GAAP revenue run rate of more than $450 million, and the opportunity to realize up to $40 million in annualized cost savings by the end of 2013,” added Brown.  “We believe the bottom line accretion resulting from the acquisition will drive meaningful shareholder value over the next 12 to 24 months.  In addition, we believe there is the opportunity for further value creation as Web.com leverages the dramatic increase in sales and marketing resources to invest in initiatives focused on taking Web.com’s improving revenue growth to the next level.”

Summary of Third Quarter 2011 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $43.9 million for the third quarter of 2011, compared to $32.7 million for the third quarter of 2010.  Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was a record $46.7 million for the third quarter of 2011, in the upper-half of the company’s guidance range of $46.0 million to $47.0 million.

•
Operating loss, calculated in accordance with GAAP, was $3.8 million for the third quarter of 2011 and included a $2.8 million negative impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees.  For the third quarter of 2010, the company reported GAAP operating loss of $8.2 million and included $5.7 million from the fair value adjustment to acquired deferred revenue..

•
GAAP net loss from continuing operations was $5.5 million, or ($0.19) per diluted share, for the third quarter of 2011, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees. GAAP net income from continuing operations was $12.0 million, or $0.45 per diluted share, in the third quarter of 2010 and included a $21.2 million income tax benefit associated with closing the Register.com acquisition.

•
Non-GAAP operating income was a record $10.0 million for the third quarter of 2011, representing a non-GAAP operating margin of 22% and an increase of 60% compared to $6.3 million for the third quarter of 2010.

•
Non-GAAP net income from continuing operations was a record $8.6 million for the third quarter of 2011, or $0.29 per diluted share, an increase of 45% on a year-over-year basis and compared to the company’s guidance of $0.26 to $0.28.  Non-GAAP net income from continuing operations was $5.3 million, or $0.20 per diluted share, for the third quarter of 2010.

•	Adjusted EBITDA was a record $10.8 million for the third quarter of 2011, representing an adjusted EBITDA margin of 23% and an increase of 48% compared to $7.3 million for the third quarter of 2010.

•
Cash flow from operations was $3.7 million for the third quarter of 2011 and $8.4 million excluding the pay down of accrued restructuring expenses, and certain expenses associated with the Register.com and Network Solutions’ acquisitions.  This compared to $3.4 million and $7.1 million, respectively, for the third quarter of 2010.

Third Quarter and Recent Business Highlights:

•	Average revenue per user (ARPU) was $16.73 for the third quarter of 2011, a sequential increase of 3% from $16.24 in the second quarter of 2011.

•	Customer churn was 1.7% for the third quarter of 2011, consistent with the record level achieved in the second quarter of 2011.

•	Web.com’s total net subscribers were approximately 913,000 at the end of the third quarter of 2011, compared to 926,000 subscribers at the end of the second quarter.

•
Web.com paid down approximately $3.2 million in debt in the third quarter, which was approximately $1 million more than required under terms of its debt agreement and the fifth quarter in a row of accelerated prepayment.  Since the company acquired Register.com in the third quarter of 2010, it has paid down approximately $28 million in debt.

•	On October 26, 2011, Web.com was named a Google AdWords™ Premier SMB Partner, one of just twelve companies listed in Google’s inaugural announcement for the program.

•	On October, 27, 2011, Web.com completed the acquisition of Network Solutions from NetSol Holdings LLC, under the terms of the Acquisition Agreement previously announced on August 3, 2011.

Conference Call Information
Management will host a conference call today November 3, 2011, at 5:00 p.m. (Eastern Time), to discuss Web.com’s third quarter financial results and other matters related to the Company’s business and forward looking guidance.  A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://ir.web.com. To access the call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 380583. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of internet services and online marketing solutions for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the Company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue.  We exclude from non-GAAP revenue the impact of the fair value adjustment to acquired deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses and stock-based compensation charges.  Management believes that excluding these items assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses, amortization of deferred financing fees, stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Amortization of deferred financing fees.  The Company incurs amortization expense related to deferred financing fees.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue and prepaid registry fees.  The Company has recorded a fair value adjustment to acquired deferred revenue and prepaid registry fees in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and prepaid registry fees therefore facilitates management’s internal comparisons to the Company’s historical operating results.

•
Corporate development expenses. The Company incurred expenses relating to the acquisition and successful integration of acquisitions. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated positive impact of acquiring Network Solutions, expected growth from our investment in marketing initiatives, cost synergies resulting from our recent combination with Register.com, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Network Solutions business, Web.com’s ability to further integrate the businesses of Register.com and Network Solutions into Web.com, disruption created by the Network Solutions acquisition and from integration efforts making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s business.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Web.com
Susan Datz Edelman
Director, Investor Relations and Corporate Communications
904-680-6909
sedelman@web.com

ICR for Web.com
Kori Doherty
617-956-6730
Kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Subscription	$43,398	$32,060	$123,642	$80,498
Professional services	505	674	1,983	2,142
Total revenue	43,903	32,734	125,625	82,640

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	17,026	14,436	51,642	34,122
Professional services	335	519	1,062	1,482
Total cost of revenue	17,361	14,955	52,704	35,604

Gross profit	26,542	17,779	72,921	47,036

Operating expenses:
Sales and marketing	11,080	8,274	32,190	19,005
Research and development	3,264	3,031	10,202	7,527
General and administrative	11,207	8,124	23,908	17,472
Restructuring charges	85	1,802	330	1,856
Depreciation and amortization	4,696	4,698	14,213	11,290
Total operating expenses	30,332	25,929	80,843	57,150
Loss from operations	(3,790)	(8,150)	(7,922)	(10,114)

Other income:
Interest expense, net	(1,486)	(1,046)	(4,598)	(948)
Loss before income taxes from continuing operations	(5,276)	(9,196)	(12,520)	(11,062)
Income tax benefit (expense)	(195)	21,212	(657)	20,525
Net (loss) income from continuing operations	(5,471)	12,016	(13,177)	9,463

Discontinued operations:
Gain from discontinued operations, net of tax	75	-	325	116
Income from discontinued operations, net of tax	75	-	325	116

Net (loss) income	$(5,396)	$12,016	$(12,852)	$9,579

Basic earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.19)	$0.47	$(0.48)	$0.38
Income from discontinued operations attributable per common share	$-	$-	$0.01	$-
Net (loss) income per common share	$(0.19)	$0.47	$(0.47)	$0.38

Diluted earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.19)	$0.45	$(0.48)	$0.36
Income from discontinued operations attributable per common share	$-	$-	$0.01	$-
Net (loss) income per common share	$(0.19)	$0.45	$(0.47)	$0.36

Weighted-average number of shares used in per share amounts:
Basic	27,705	25,481	27,308	25,449
Diluted	27,705	26,839	27,308	26,961

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except share and per share data)

	September 30, 2011	December 31, 2010
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$15,752	$16,307
Restricted investments	301	300
Accounts receivable, net of allowance $545 and $523, respectively	7,797	8,100
Prepaid expenses	3,403	2,551
Prepaid registry fees	14,469	14,193
Deferred taxes	268	248
Deferred financing fees and other current assets	1,282	1,221
Total current assets	43,272	42,920

Restricted investments	1,108	1,110
Property and equipment, net	9,037	8,765
Prepaid registry fees	12,476	13,569
Goodwill	123,186	122,512
Intangible assets, net	95,072	106,843
Other assets	2,721	3,770
Total assets	$286,872	$299,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,657	$3,276
Accrued expenses	6,008	5,276
Accrued compensation and benefits	2,881	6,799
Accrued restructuring costs and other reserves	315	2,325
Deferred revenue	42,363	36,664
Current portion of debt	11,183	9,533
Other liabilities	1,177	1,180
Total current liabilities	66,584	65,053

Accrued rent expense	1,136	914
Deferred revenue	27,992	25,149
Long-term debt	75,962	93,623
Deferred tax liabilites	10,279	10,005
Other long-term liabilities	1,035	1,138
Total liabilities	182,988	195,882

Stockholders' equity
Common stock, $0.001 par value per share; 150,000,000 shares authorized; 29,275,984 and 27,756,227 shares issued and 29,275,984 and 27,340,062 shares outstanding at September 30, 2011 and December 31, 2010, respectively	29	27
Additional paid-in capital	274,716	263,453
Treasury Stock, at cost, 0 and 416,165 shares at September 30, 2011 and December 31, 2010, respectively.	-	(1,896)
Accumulated other comprehensive loss, net of income tax benefit	(72)	(40)
Accumulated deficit	(170,789)	(157,937)
Total stockholders' equity	103,884	103,607

Total liabilities and stockholders' equity	$286,872	$299,489

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$43,903	$32,734	$125,625	$82,640
Fair value adjustment to deferred revenue	2,755	5,726	12,327	5,742
Non-GAAP revenue	$46,658	$38,460	$137,952	$88,382

Reconciliation of GAAP net (loss) income to non-GAAP net income
GAAP net (loss) income	$(5,396)	$12,016	$(12,852)	$9,579
Amortization of intangibles	3,912	3,660	11,686	8,942
Gain on sale of assets	12	4	10	4
Stock based compensation	1,760	1,188	4,985	3,393
Income tax (benefit) expense	195	(21,212)	657	(20,525)
Restructuring charges	85	1,802	330	1,856
Corporate development	5,281	2,111	5,294	3,020
Amortization of deferred financing fees	313	178	939	178
Cash income tax expense	(325)	(126)	(473)	(234)
Fair value adjustment to deferred revenue	2,755	5,726	12,327	5,742
Fair value adjustment to prepaid registry fees	45	(44)	202	(44)
Non-GAAP net income	$8,637	$5,303	$23,105	$11,911

Reconciliation of GAAP basic net (loss) income per share to non-GAAP basic net income per share
Basic GAAP net (loss) income per share	$(0.19)	$0.47	$(0.47)	$0.38
Amortization of intangibles per share	0.14	0.14	0.43	0.35
Gain on sale of assets per share	-	-	-	-
Stock based compensation per share	0.06	0.05	0.18	0.13
Income tax expense (benefit) per share	0.01	(0.83)	0.02	(0.81)
Restructuring charges per share	-	0.07	0.01	0.07
Corporate development per share	0.19	0.08	0.19	0.12
Amortization of deferred financing fees per share	0.01	0.01	0.03	0.01
Cash income tax expense per share	(0.01)	-	(0.02)	(0.01)
Fair value adjustment to deferred revenue per share	0.11	0.22	0.47	0.23
Fair value adjustment to prepaid registry fees	-	-	0.01	-
Basic Non-GAAP net income per share	$0.31	$0.21	$0.85	$0.47

Reconciliation of GAAP diluted net (loss) income per share to non-GAAP net income per share
Fully diluted shares:
Common stock	27,705	25,481	27,308	25,449
Diluted stock options	1,556	1,059	2,213	1,195
Diluted restricted stock	905	299	1,014	317
Total	30,166	26,839	30,535	26,961

Diluted GAAP net (loss) income per share	$(0.19)	$0.45	$(0.47)	$0.36
Diluted equity per share	0.01	-	0.05	-
Amortization of intangibles per share	0.13	0.14	0.38	0.32
Gain on sale of assets per share	-	-	-	-
Stock based compensation per share	0.06	0.04	0.16	0.13
Income tax expense (benefit) per share	0.01	(0.80)	0.02	(0.77)
Restructuring charges per share	-	0.07	0.01	0.07
Corporate development per share	0.18	0.08	0.17	0.11
Amortization of deferred financing fees per share	0.01	0.01	0.03	0.01
Cash income tax expense per share	(0.01)	-	(0.02)	(0.01)
Fair value adjustment to deferred revenue per share	0.09	0.21	0.42	0.22
Fair value adjustment to prepaid registry fees per share	-	-	0.01	-
Diluted Non-GAAP net income per share	$0.29	$0.20	$0.76	$0.44

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(3,790)	$(8,150)	$(7,922)	$(10,114)
Amortization of intangibles	3,912	3,660	11,686	8,942
Stock based compensation	1,760	1,188	4,985	3,393
Restructuring charges	85	1,802	330	1,856
Corporate development	5,281	2,111	5,294	3,020
Fair value adjustment to deferred revenue	2,755	5,726	12,327	5,742
Fair value adjustment to prepaid registry fees	45	(44)	202	(44)
Non-GAAP operating income	$10,048	$6,293	$26,902	$12,795

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-9%	-25%	-6%	-12%
Amortization of intangibles	8%	10%	8%	11%
Restructuring charges	0%	5%	0%	2%
Corporate development	11%	5%	4%	4%
Fair value adjustment to deferred revenue	8%	18%	10%	5%
Fair value adjustment to prepaid registry fees	0%	0%	0%	0%
Stock based compensation	4%	3%	4%	4%
Non-GAAP operating margin	22%	16%	20%	14%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(3,790)	$(8,150)	$(7,922)	$(10,114)
Depreciation and amortization	4,696	4,698	14,213	11,290
Stock based compensation	1,760	1,188	4,985	3,393
Restructuring charges	85	1,802	330	1,856
Corporate development	5,281	2,111	5,294	3,020
Fair value adjustment to deferred revenue	2,755	5,726	12,327	5,742
Fair value adjustment to prepaid registry fees	45	(44)	202	(44)
Adjusted EBITDA	$10,832	$7,331	$29,429	$15,143

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	-8%	-25%	-6%	-12%
Depreciation and amortization	10%	12%	10%	13%
Stock based compensation	4%	3%	4%	4%
Restructuring charges	0%	5%	0%	2%
Corporate development	11%	5%	4%	3%
Fair value adjustment to deferred revenue	6%	19%	9%	7%
Fair value adjustment to prepaid registry fees	0%	0%	0%	0%
Adjusted EBITDA margin	23%	19%	21%	17%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Stock based compensation
Subscription (cost of revenue)	$231	$141	$628	$425
Sales and marketing	321	185	884	494
Research and development	231	141	667	447
General and administration	976	721	2,806	2,027
Total	$1,759	$1,188	$4,985	$3,393

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities

Net (loss) income	$(12,852)	$9,579

Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of discontinued operations, net of tax	(325)	(125)
Depreciation and amortization	14,213	11,290
Stock-based compensation expense	4,985	3,393
Deferred income tax expense (benefit)	184	(21,176)
Other non cash expenses	949	179
Changes in operating assets and liabilities:
Accounts receivable, net	371	(511)
Prepaid expenses and other assets	(796)	1,425
Prepaid registry fees	817	(406)
Accounts payable	(160)	987
Accrued expenses and other liabilities	496	(3,290)
Accrued compensation and benefits	(3,944)	2,098
Accrued restructuring	(2,010)	283
Deferred revenue	8,542	5,214
Net cash provided by operating activities	10,470	8,940

Cash flows from investing activities

Business acquisitions, net of cash received	-	(127,053)
Proceeds from sale of discontinued operations	325	125
Investment in intangible assets	-	(1,396)
Purchase of property and equipment	(3,598)	(1,056)
Other	82	-
Net cash used in investing activities	(3,191)	(129,380)

Cash flows from financing activities

Stock issuance costs	(9)	(11)
Common stock repurchased	(448)	(53)
Issuance of debt	-	110,000
Payment of debt	(16,010)	(6,181)
Deferred financing fees	-	(5,162)
Proceeds from exercise of stock options	8,633	244
Net cash (used in) provided by financing activities	(7,834)	98,837

Net decrease in cash and cash equivalents	(555)	(21,603)
Cash and cash equivalents, beginning of period	16,307	39,427
Cash and cash equivalents, end of period	$15,752	$17,824

Supplemental cash flow information:
Interest paid	$3,762	$926
Income tax paid	$927	$133

Non-cash investing activities
Acquisition-related note payable	$-	$5,000